UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2017

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2017, Ekso Bionics Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers identified on the signature pages thereto (collectively, the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers in a registered direct offering an aggregate of 3,732,356 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and warrants to purchase 1,866,178 shares of Common Stock with an exercise price of $4.10 per share (each, a “Warrant” and collectively, the “Warrants”) at a purchase price of $3.14 for each Share and related Warrant, for aggregate expected gross proceeds of approximately $11.7 million (the “Offering”).  The Warrants will be exercisable beginning six months following the issuance date and will expire five years from the date they become exercisable.

Net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are expected to be approximately $10.9 million.  The Company expects that the Offering will close on or about April 6, 2017, subject to the satisfaction of customary closing conditions.  The Company intends to use the net proceeds from the Offering for its operations, including, but not limited to, ongoing investments (i) in clinical, sales and marketing initiatives to accelerate adoption of the Company in the rehabilitation market, (ii) in research, development and commercialization activities with respect to a robotic exoskeleton for home use, and/or (iii) in the development and commercialization of able-bodied exoskeletons for industrial use; and for working capital and other general corporate purposes.

The Shares, Warrants and shares underlying the Warrants are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (No. 333-205168), which was originally filed with the Securities and Exchange Commission on June 23, 2015, and was declared effective on July 9, 2015 (the “Registration Statement”).  The securities may only be offered by means of a prospectus. Copies of the prospectus and when available, the prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), can be obtained directly from the Company and at the SEC’s website at www.sec.gov.  No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

B. Riley & Co., LLC acted as the sole lead placement agent in connection with the Offering pursuant to a Placement Agency Agreement dated April 2, 2017 by and between the Company and B. Riley & Co., LLC (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed to pay the Placement Agent an aggregate fee equal to 6.5% of the gross proceeds of the Offering (the “Placement Agent Fee”). In this Offering, Craft Capital Management acted as co-placement agent. The Company also agreed to reimburse B. Riley & Co., LLC for out-of-pocket expenses up to a maximum of $35,000. The Placement Agency Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Placement Agency Agreement provides for indemnification by the Company of the placement agents for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

In addition, the Company entered into separate and substantially similar leak-out agreements with each Purchaser (the “Leak-Out Agreements”). Pursuant to the Leak-Out Agreements, from the date of the Securities Purchase Agreement until May 20, 2017, each Purchaser (together with certain of its affiliates) may not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day, Shares purchased in the Offering, including the shares of Common Stock issuable upon exercise of the Warrants, in an amount more than a specified percentage of the trading volume of the Common Stock, subject to certain exceptions. The aggregate trading volume for all Purchasers will be 30% of the trading volume of Common Stock as reported by Bloomberg, LP during each trading day during the above-referenced leak-out period, subject to certain exceptions, which aggregate trading volume is allocated pro-rata to the Purchasers based on their investment amounts. This restriction does not apply to any sales by a Purchaser or any of the Purchaser’s trading affiliates at a price greater than $4.25 at a time when the offer price of the Common Stock as reported by Bloomberg L.P. during regular market hours or after-market hours, as applicable, is greater than $4.24. Further, this restriction does not apply to sales or transfers of any such shares of Common Stock in transactions which do not need to be reported on the NASDAQ consolidated tape so long as the purchaser or transferee executes and delivers a leak-out agreement. After such sale or transfer, future sales of the securities covered by the leak-out agreement by the original owner (together with certain of its affiliate) and the purchaser or transferee will be aggregated to determine compliance with the terms of the leak-out agreement.

The foregoing description of the Securities Purchase Agreement, the Warrants, the Placement Agency Agreement and the Leak-Out Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Warrant attached hereto as Exhibit 4.1, the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, the Placement Agency Agreement attached hereto as Exhibit 10.2, and the form of Leak-Out Agreement attached hereto as Exhibit 10.3, each of which is incorporated herein by reference.

In connection with the Offering, certain information relating to Part II, Item 14 under the heading “Other Expenses of Issuance and Distribution” of the Registration Statement is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

Item 8.01	Other Events

On April 3, 2017, the Company issued a press release announcing the Offering described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Form of Warrant
5.1	Opinion of Nutter, McClennen & Fish, LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement, dated as of April 2, 2017 by and among the Company and B. Riley & Co., LLC
10.3	Form of Leak-Out Agreement
23.1	Consent of Nutter, McClennen & Fish, LLP (contained in Exhibit 5.1)
99.1	Information Relating to Item 14 of the Registration Statement on Form S-3 (No. 333-205168)
99.2	Press Release dated April 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

		By:	/s/ Max Scheder-Bieschin
		Name:	Max Scheder-Bieschin
		Title:	Chief Financial Officer

Dated:	April 5, 2017